Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

The Reader’s Digest Association, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-1726769
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Third Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip code)

Floating Rate Senior Secured Notes

(Title of the indenture securities)

(1) See Table 1 for Additional Co-Registrants

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
RDA Holding Co.	Delaware	551112	37-1537045
Alex Inc.	Delaware	512200	13-3765531
Allrecipes.com, Inc.	Washington	519100	91-1693797
Ardee Music Publishing, Inc.	Delaware	512200	13-2852291
RDA Sub Co. (f/k/a Books Are Fun, Inc.)	Iowa	454390	42-1360501
Christmas Angel Productions, Inc.	Delaware	541990	13-4062729
RDCL, Inc. (f/k/a CompassLearning, Inc.)	Delaware	511210	13-4066535
Direct Entertainment Media Group, Inc.	Delaware	454110	32-0272306
Direct Holdings Americas Inc.	Delaware	512200	13-2861045
Direct Holdings Custom Publishing Inc.	Delaware	512200	13-3867452
Direct Holdings Customer Service, Inc.	Delaware	511190	13-3389015
Direct Holdings Education Inc.	Delaware	512200	13-3765535
Direct Holdings Libraries Inc.	New York	512200	13-2537299
Direct Holdings U.S. Corp.	Delaware	512200	32-0134998
Funk & Wagnalls Yearbook Corp.	Delaware	511130	13-3603787
Gareth Stevens, Inc.	Wisconsin	511130	39-1462742
Home Service Publications, Inc.	Delaware	511120	13-3439525
Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.)	Delaware	511190	13-3783276
Pegasus Asia Investments Inc.	Delaware	523900	13-3850077
Pegasus Investment, LLC	Delaware	523900	13-3864252
Pegasus Sales, Inc.	Delaware	424920	13-1883259
Pleasantville Music Publishing, Inc.	Delaware	512200	13-2852289
R.D. Manufacturing Corporation	Delaware	323100	13-6120230
RD Large Edition, Inc.	Delaware	511120	13-3941489
RD Publications, Inc.	Delaware	511120	13-3439115
RD Walking, Inc.	Delaware	511120	13-3936509
Reader’s Digest Children’s Publishing, Inc.	Delaware	511120	13-3616326
Reader’s Digest Consumer Services, Inc.	Delaware	424920	43-2018469
Reader’s Digest Entertainment, Inc.	Delaware	512100	13-3144742
Reader’s Digest Financial Services, Inc.	Delaware	541990	13-4177291
Reader’s Digest Latino America S.A.	Delaware	511120	52-1275836
Reader’s Digest Sales and Services, Inc.	Delaware	541800	13-1952377
Reader’s Digest Sub Nine, Inc.	Delaware	511120	13-4062727
Reader’s Digest Young Families, Inc.	Delaware	511120	06-1396158
Reiman Manufacturing LLC	Delaware	323100	13-4358760
Reiman Media Group, LLC	Delaware	511120	47-0861192
Retirement Living Publishing Company, Inc.	Delaware	511120	13-3439118
Saguaro Road Records, Inc.	Delaware	423990	32-0272310
Taste of Home Media Group, LLC	Delaware	541800	47-0861190
Taste of Home Productions, Inc.	Delaware	722300	47-0861193
Travel Publications, Inc.	Delaware	511120	11-2832927
W.A. Publications, LLC	Delaware	541990	13-6120229
Wapla, LLC	Delaware	541990	13-4199272
Weekly Reader Corporation	Delaware	511130	13-3603780
World Almanac Education Group, Inc.	Delaware	511130	13-3603781
World Wide Country Tours, Inc.	Delaware	561500	47-0861189
WRC Media Inc.	Delaware	551112	13-4066536

(1)                                  The address and telephone number of each Registrant Guarantor is c/o The Reader’s Digest Association, Inc., 750 Third Avenue, New York, NY 10017, (646) 293-6000.

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                                         Not applicable.

Item 16.  List of Exhibits.                                                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                See Exhibit 2

Exhibit 4.                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                Not applicable.

Exhibit 6.                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                Not applicable.

Exhibit 9.                Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th day of October, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

October 20, 2010

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin G. Reed
Martin G. Reed
Vice President